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                               STATE OF DELAWARE                 PAGE 1

                                                                 EXHIBIT 4.3
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 1997, AT 2:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                        [SEAL OF THE STATE OF DELAWARE]









                                           /s/ EDWARD J. FREEL
          [SEAL OF SECRETARY'S OFFICE]   -------------------------------------
                                          Edward J. Freel, Secretary of State

2116534 8100                              AUTHENTICATION:    8471092

971161920                                           DATE:    05-19-97
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                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                * * * * * * * *


     THE WILLIAMS COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of The Williams Companies, Inc.,
at a meeting of the Board of Directors duly called and held on January 26, 1997, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of said
Company:


               RESOLVED that the Board of Directors of the Company hereby declares it advisable to amend Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock, $1.00 par value, so that, as amended, the first paragraph of Article FOURTH shall be, and read, as follows:


               "FOURTH:  The total number of shares of capital stock
          which the Company shall have authority to issue is
          510,000,000 shares, consisting of 480,000,000 shares of Common
          Stock, par value $1.00 per share (the "Common
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          Stock") and 30,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock")."

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this Certificate to be signed by William G. von Glahn, its Senior Vice President and General Counsel, and attested by David M. Higbee, its Secretary, this 15th day of May, 1997.

                                             THE WILLIAMS COMPANIES, INC.


                                        By:  /s/ WILLIAM G. VON GLAHN
                                             --------------------------------
                                                  William G. von Glahn
                                                Senior Vice President and
                                                     General Counsel



ATTEST:



By:  /s/ DAVID M. HIGBEE
     ---------------------------
         David H. Higbee
            Secretary